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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 1, 2006
(Date of Report)
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Sovran Self Storage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-13820	16-1194043
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6467 Main Street
Buffalo, New York 14221
(Address of principal executive offices) (Zip Code)

(716) 633-1850
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2006, the Company and American Stock Transfer and Trust Company entered into Amendment No. 3 (the "Rights Amendment") to the Shareholder Rights Agreement, dated as of November 27, 1996, as previously amended (the "Rights Agreement"). The Rights Amendment amends certain sections and definitions of the Rights Agreement to permit Cohen & Steers Capital Management, Inc. and its affiliates (collectively "C&S") to acquire up to 15% of the Common Stock of the Company in certain circumstances without being deemed an "Acquiring Person" under the Rights Agreement, which would result in certain consequences adverse to C&S under the Rights Agreement. A copy of the Rights Amendment is attached hereto as Exhibit 4.5 and is incorporated herein by reference. The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit 4.5.

Item 3.03.	Material Modification to the Rights of Security Holders.

As reported under Item 1.01 above, on August 31, 2006, the Company and American Stock Transfer and Trust Company entered into the Rights Amendment. The Rights Amendment has the material terms described under Item 1.01 above, affects the Common Stock of the Company (to which the rights under the Rights Agreement are attached), and has the general effect on the holders of Common Stock of not having the consequences set forth in the Rights Agreement of a person becoming an "Acquiring Person" occur if C&S acquires more than 10% of the Company's outstanding Common Stock, but less than 15% of the Common Stock in the circumstances described in the Rights Amendment. The foregoing description of the Rights Amendment and its effect on the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.5 and the Rights Agreement, as previously filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The Exhibits to this Current Report on Form 8-K are set forth on the Exhibit Index following the signature page hereto and are incorporated herein.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC.

By:	/S/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

Date: September 1, 2006

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EXHIBIT INDEX

Exhibit No.	Description

4.5	Amendment No. 3 to Shareholders Rights Agreement, dated August 31, 2006, by and between Sovran Self Storage, Inc. and American Stock Transfer and Trust Company.